Chronability

Time management, evolved.



Invest $99.00 minimum investment

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It's About Time

Chron- origin: Greek "time"
Ability- origin: Latin "natural or acquired power or skill"

They say "time is money," but is that true? Indeed, our days are like a checking account filled with minutes that, if we invest wisely, can yield satisfaction, success, and happiness.

But there is a key difference between a checking account filled with dollars and one filled with minutes. We can save money by leaving our bank account untouched, but we don't have that luxury with time. Every minute that passes is gone forever, irretrievable whether it was invested in something meaningful or absent-mindedly idled away.

Chronability transforms users' perspectives on time by borrowing a page from the financial world. Everyone knows that money-savvy individuals make the most out of their dollars by budgeting, which entails allocating money to specific bank accounts in anticipation of any necessary spending in the future. The amount left in the checking account then becomes their discretionary spending, a number that helps answer the question "can I make this purchase without coming up short at the end of the day?"

Chronability is an iPhone and Apple Watch app that was built from the ground up to address time management in precisely this budgeted fashion.

The Time Paradox

Accelerating improvements in communication and internet technology have dramatically lowered the barriers for access to our attention, causing an epidemic of distraction and a widespread sense of overwhelm. Accordingly, the demand for productivity tools, books and coaches continues to increase rapidly. In 2015, the gross revenue of the mobile apps market exceeded $41 billion, of which productivity apps were the third fastest growing category.

Given all of this demand, one might guess that the time management industry would be burgeoning with innovation. Surprisingly, this is not the case, which creates a valuable market opportunity. Most productivity software currently available is some variation of an electronic to-do list or calendar. Like the word processor did to the typewriter, these technologies have supplanted their analogue counterparts to the extent that they provided speed, ease of use, convenience, and improved collaboration. But at their essence, they still serve the same purpose as their analogue counterparts and carry it about in the same way. In that sense, no real transformations in time management occurred.

Most current productivity software is designed to organize lists of tasks. Calendar apps statically assign tasks to specific times, but make no room for unscheduled tasks, and are ill-equipped to handle dynamic workflow of a busy day in which things do not always go according to plan. What has been needed is the ability to manage and gain control of our most valuable resource: time.

Chronability offers users a simple, visual way to use a budgeting system of time management to do three main things: see how much free time they have in their day, allocate it to their tasks, and take action to stay on schedule. It seamlessly accommodates unstructured tasks and scheduled calendar events into its free time calculation. It is useful for all individuals with a shortage of time, but will be particularly useful to students, busy professionals, and productivity aficionados.


TODAY'S VIEW
00h 12m 15s
ADD TASK
06h 30m
FREE TIME


Laundry
7:30
00:12:15

The Chronability Solution

Chronability's defining feature is its ability to calculate and visualize a user's free time. This gamifies productivity by rewarding users with reclaimed free time when they are efficient. In addition, crowd-sourcing of time and location data can be used to dynamically optimize users' days using a machine learning algorithm.


GROCERY SHOPPING
Dentist appointment
Meeting with Liam
CLEAN THE APARTMENT
Dentist appointment
Meeting with Liam


DASHBOARD
01h 10m
AVG. TIME TO COMPLETE TASKS
06
COMPLETED TASKS
02h 30m
BONUS TIME

Growth Strategy

Chronability's marketing and growth strategy centers on direct interaction with its community of users. College students interested in improving their productivity and organization are recruited to trial the app. Feedback is elicited via focus groups to identify opportunities to improve the app's usability, effectiveness, and user retention. Power users are recruited as brand ambassadors for on-the ground campus promotional campaigns. This student focused strategy is used to gain market share by proceeding to neighboring college campuses. Press releases to technology and productivity blogs targeting early adopters and productivity aficionados may augment market share. A mailing list and online community ensures continued interactions with the user base, whose feedback guides the creation of new products and future iterations of the software.

Team

One day in the winter of 2014, Dr. Nizar Taki, an otolaryngology - head & neck surgery resident with an entrepreneurial spirit and a penchant for thinking outside the box, asked a simple question: "How can we feel good about how we are spending our time at any given moment?" Grueling days and nights in the hospital had left him feeling like he lacked control of his time, and had drained him of willpower to use outside of work. Although he had delved into the world of productivity long before medical school, he had not yet encountered a blog, book, or guru that had the answer to his question. After a financial management seminar, the idea to budget time in advance occurred to him. He perused the app store for an app that could achieve this purpose, but none was to be found. With the help of friends and family funding and the digital design firm Intrepid Pursuits (Cambridge, MA), Chronability was born. It was not long before he connected with Mansoor Naseem, a talented developer who found meaning in Chronability's cause and took control of its development.



Nizar Taki CEO / Founder

Dr. Taki is the CEO and founder of Chronability, which he built out of a need for better time management and a creative outlet. He is responsible for directing the company's vision and brand image. He is completing a residency in otolaryngology - head & neck surgery in Boston, Massachusetts and is specializing in the art of facial plastic and reconstructive surgery.



Mansoor Naseem Lead Developer

Mansoor is an experienced iOS developer and technical architect who has been developing Chronability for over 2 years. He has extensive prior experience including developing apps for Citi Bike NYC, Staples, PriceWaterHouseCoopers, Citibank, and L.L. Bean. Before becoming an iOS developer, he was a server-side developer for companies including JP Morgan Investment Bank, Bear Stearns Investment Bank, and Credit Suisse Investment Bank. He has a Bachelor's degree in Computer Science from Embry-Riddle Aeronautical University.

Success

Chronability's proof of concept is available on the Apple Store as a free download for the iPhone and Apple Watch. It boasts an extensive set of advanced features and a gorgeous user interface. These are categorized and listed below:


ERRAND

Task creation and organization

- Animated task creation screen, colored task categories, and a unique interface for quickly assigning a time to each task
- Both numerical and circular free time indicators that change dynamically
- A list of previous tasks for quickly adding frequently used tasks
- The ability to reorder tasks and plan tasks for five future days
- Adjustable day start and end times to accommodate all work schedules, including night shifts
- Calendar integration
- A dashboard that shows the average time available per task and the bonus time gained by being efficient, and a graph of the free time available for each of the upcoming 5 days


04h 00m
06h 00m
EDIT TIME LEFT


START TIME
am 11 00
MON 5/25
END TIME
am 2 00
TUE 5/26

Task Actions

- A timer for each task that can be started, paused, completed and uncompleted
- Buttons to quickly add and subtract time to each task
- Interactive notifications for both the iPhone and Apple Watch that allow users to pause, complete, or add time to a task without leaving their current app

Full Apple Watch integration with the ability to start, stop, and complete tasks as well as add and subtract time.

A settings screen with the ability to set default day start and end times, adjust calendar integration, access a welcome guide, input e-mail address, access the website, and leave a review.

Learn more about Chronability at www.chronability.com

Become a part of Chronability

Chronability was founded on the desire to help users get the most out of their free time and enjoy the present moment to the fullest. Investors in Chronability share this same passion for juicing the most out of life. They carve out time in their schedules for focused, meaningful work and vacation and leisure time for rejuvenation and relaxation. We very strongly believe that Chronability's investors and users embody the "work hard, play hard" mentality.

To that end we seek to create an online community in which the creators, users, and investors of Chronability communicate without barriers. The CEO of Chronability will always be reachable by investors and will actively seek their feedback to determine the direction Chronability will take next.

The money raised from this campaign will be used to refine and rapidly iterate the Chronability software and assemble a community around the Chronability brand through both online and on-the-ground marketing campaigns.

This is an offering of Common Shares, under registration exemption 4(a)(6), in chronability, inc, doing business as Chronability. This offering must raise at least $10,000 by July 31, 2017 at 4:00pm ET. If this offering doesn't reach its *target*, then your money will be refunded. Chronability may issue additional securities to raise up to $100,000, the offering's *maximum*.

$13,145 raised

$10,000 target $100,000 maximum

If the offering is successful at raising the maximum amount, then the company's implied valuation after the offering (sometimes called its *post-money valuation*) will be:

1,100,000 shares × $1.00 per share
= $1,100,000 implied valuation

Pitch Deck


chronability
Time management, evolved.


Mission
To help users intelligently allocate their time and willpower so they can enjoy the present moment to the fullest.


Problem
Time and willpower are our most valuable resources, yet there is no easy way to manage them.
The quality of your life is largely determined by the quality of your time management.
- Brian Tracy


Solution
Chronability: the next evolution in time management.
Beautiful visualization of your entire day
Fixed appointments and flexible to-dos are displayed together
Free time calculated in real time to keep you motivated and on track
Your day view is available at all times on your iPhone or Apple Watch


THIS IS YOUR DAY
ADD A TASK
TRACK TASK TIME
RECLAIM YOUR FREE TIME
LINK YOUR APPLE WATCH


START TIME
11 00
END TIME
2 00
ERRAND
06h 00m
EDIT TIME LEFT
ADD TASKS TO TODAY
CREATE A TASK
COMMUTE TO WORK
JOURNAL / MEDITATE
LAUNDRY
PLEASURE READING
TODAY'S VIEW
00h 12m 15s
DASHBOARD
01h 10m
AVG. TIME TO COMPLETE TASKS
06
COMPLETED TASKS
02h 30m

Market

Busyness has become an **epidemic**, and the productivity market is exploding


The Fastest-Growing App Categories in 2015
Personalization
News & Magazines
Utilities & Productivity
Lifestyle & Shopping
Travel & Navigation
Sports
Health & Fitness
Messaging & Social
Music, Media & Entertainment
Source: Flurry Analytics




'Busy' has become the new 'Fine'.
- Jeff Shinabarger

Yet no one has found a cure to the epidemic…

This is a small subset of time management books published ***just in 2016***


Student Time Management 101
PRODUCTIVITY BEAST
OWN YOUR DAY
HOW TO 3X YOUR PRODUCTIVITY
TIME MANAGEMENT
Finding Time to LEAD
ULTIMATE TIME MANAGEMENT
TO-DO LIST STRATEGIES
Don't Read This Book
ESSENTIAL TIME HACKS
EFFECTIVE TIME MANAGEMENT
TIME MANAGEMENT STRATEGIES
MASTER YOUR TIME MASTER YOUR LIFE
TIME MANAGEMENT MAGIC
PRODUCTIVITY AT WORK

Market

Why has nobody been able to cure this epidemic?

The answer is deceptively simple…
and may shock you.

Competition

Today's productivity apps **don't manage time at all.**

To-do list apps let you create a **static list of tasks** that you can check off. They ignore *time management* completely.

OmniFocus
Things
remember the milk

Calendar apps do involve time, but only in the context of *scheduled appointments*. They are not designed to incorporate and manage your *regular, flexible to-dos*.

Fantastical
Google

Competition

Indeed, today's productivity software is often glorified versions of old-fashioned paper to-do lists and calendars.


Things



An **evolution** in time management technology is needed

Competition

All other available apps are simply **not poised** to take advantage of the plethora of new technologies that could **automate** the most difficult parts of time


Location Awareness
Crowdsourced Data
Machine Learning
Internet of Things
Wearables
Virtual Reality
Augmented Reality

Road Map

Chronability is the foundation that can incorporate these technologies to create an intelligent personal assistant that actively helps you manage your time.


Location Awareness
Crowdsourced Data
Machine Learning
Internet of Things
Wearables
Virtual Reality
Augmented Reality

Business Model

Chronability is a free mobile application

- Free version available on iPhone and Apple Watch
- Premium version with access to desktop application
- Enterprise version for business

Premium version includes cross-platform integration

Target Market

Three target demographics have been chosen

- Productivity aficionados
- Early adopters and innovators
- College and graduate students

User Acquisition

We start by targeting college students

- Promote brand at select colleges
- Use student feedback to develop Beta
- Add more schools to scope


ADD A TASK
START TIME
TEST APP AT COLLEGES
COLLECT STUDENT FEEDBACK
DEVELOP BETA
ADD MORE SCHOOLS TO SCOPE

Using their feedback to fill students' needs


Team
Core Team
Nizar Taki MD
CEO / Founder
Mansoor Naseem
Lead Developer
John Fanning
Advisor
Founder - Napster
Advisor - Netcapital


Status
We are developing our Alpha
Functioning prototype built
Using prototype to gather feedback for iterative development
Next Step: Harvard University and MIT campus testing
Currently Raising: $100,000


Thank You

Download

Financials

The purpose of this offering is to raise capital in order to finish the production of our application. The funds will be allocated to paying development costs whether we raise the minimum or reach our funding goal. Ultimately, the biggest factor in considering how we allocate proceeds will be determined by the feedback of our users.

Chronability's official name is chronability, inc, so that's the name that appears in the statements below.

- Income statement
- Balance sheet
- Cash flow statement
- Change in equity statement
- Executive certification

Chronability's SEC filings

The Offering Statement is a formal description of the company and this transaction. It's filed with the SEC to comply with the requirements of exemption 4(a)(6) of the Securities Act of 1933.

- Latest offering statement

We're also required to share links to each of the SEC filings related to this offering with investors.

- Form C on March 14, 2017

Ask Chronability a question

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Understand the risks

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.